EXHIBIT 99.1

KBR Updates 2025 Long-Term Financial Targets, Underscoring Expected

Value Creation from HomeSafe Alliance Joint Venture

Company to host conference call today at 7:30 a.m. Central Time

HOUSTON, TX - March 14, 2022 - KBR, Inc. (NYSE: KBR) today will provide an update to its 2025 long-term financial targets to reflect the anticipated financial benefits of its HomeSafe Alliance joint venture with Tier One Relocation (“HomeSafe”). KBR has a 72% ownership interest in HomeSafe, which was awarded the global household goods contract by U.S. Transportation Command in November 2021.

Expected financial and strategic benefits to KBR include:

•Exclusive, long-term contract: HomeSafe was awarded the exclusive contract to be the global household goods move-management service provider for the U.S. Armed Forces, Department of Defense civilians and their families for a term of up to 9.5 years. HomeSafe will be the exclusive move manager for approximately 325,000 global moves annually.
•Strategically aligned with KBR’s platform and core capabilities: HomeSafe will upgrade, modernize, and transform the relocation experience by embedding digital technology, efficiency, and widescale program management into the current platform, utilizing an innovative, scalable and sustainability-focused end-to-end digital solution – all through a predictable, enduring business model.
•Attractive program profile: HomeSafe benefits from a steady, gradual operational ramp-up, contractually provided fuel and economic price indexing adjustments, low capital intensity, and a performance-based incentive profile.
•Compelling economics: The contract has a ceiling value of $20 billion and is expected to provide KBR with strong earnings and cash accretion, increased funding source diversification, and enhanced long-range visibility.

"We are very pleased to bring a technology-enabled, end-to-end solution to improve the relocation experience for our brave service members and their families," said Stuart Bradie, KBR President and CEO. "HomeSafe Alliance is an on-strategy win for KBR, and our team of teams is excited and ready to transform the military move program with a disruptive, digitally-enabled, sustainable solution. KBR delivered a terrific year in 2021, and the global household goods contract award and updated 2025 outlook reflect the continued momentum in our business and significant value creation opportunities for our shareholders."

Conference Call Details
The company will host a conference call to discuss the HomeSafe Alliance joint venture and 2025 financial guidance update on Monday, March 14, 2022, at 7:30 a.m. Central Time. The simultaneous conference call webcast and accompanying slides can be accessed on the Investor Relations section of KBR's website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR's website or by telephone at +1.866.813.9403, passcode: 325560.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 28,000 people performing diverse, complex and mission critical roles in 34 countries.

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long- term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com
Forward Looking Statement
The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the significant adverse impacts on economic and market conditions of the COVID-19 pandemic and the company’s ability to respond to the resulting challenges and business disruption; the recent dislocation of the global energy market; the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Alison Vasquez
Vice President, Investor Relations
713-753-5082
Investors@kbr.com
Media
Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
Mediarelations@kbr.com